SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report: March 25, 2004

(Date of earliest event reported)

First Regional Bancorp
(Exact name of registrant as specified in its charter)

California	000-10232	95-3582843
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1801 Century Park East, Suite 800
Los Angeles, California 90067
(Address of principal executive offices, including zip code)

(310) 552-1776
(Registrant’s telephone number, including area code)

Item 7.  Financial Statements, Pro Forma Information and Exhibits.

(c)	Exhibits

4.1	Registration Rights Agreement, dated March 25, 2004, between First Regional Bancorp and each party that purchased shares of First Regional’s common stock in its private placement of March 25, 2004

4.2

Indenture governing First Regional Bancorp’s Floating Rate Junior Subordinated Deferrable Interest Debentures Due 2034, dated as of March 17, 2004, between First Regional Bancorp, as issuer, and U.S. Bank National Association, as debenture trustee

4.3	Form of Floating Rate Junior Subordinated Deferrable Interest Debenture Due 2034 (incorporated by reference to Exhibit A to the indenture included as Exhibit 4.2, above)

10.1	Guarantee Agreement, dated as of March 17, 2004, by and between First Regional Bancorp, as guarantor, and U.S. Bank National Association, as guarantee trustee

99.1	Press Release of First Regional Bancorp, dated March 25, 2004

Item 9.  Regulation FD Disclosure.

On March 25, 2004, First Regional Bancorp announced the issuance and sale of 583,465 shares of common stock at a price per share of $29.50, for aggregate proceeds of approximately $17,212,000.  The shares were sold to accredited investors pursuant to Regulation D under the Securities Act of 1933, as amended.  First Regional has agreed to file a registration statement to register the shares within 30 days after the sale and to use its best reasonable efforts to cause the registration statement to become effective within 90 days after the sale.  The registration rights agreement that First Regional entered into with the initial purchasers of the shares is included as Exhibit 4.1 hereto.

First Regional also announced that, on March 17, 2004, it raised an additional $7,500,000 of new capital pursuant to “trust preferred” transactions involving a newly formed, wholly owned, statutory business trust, First Regional Statutory Trust III.  The transactions are substantially similar to the “trust preferred” transactions First Regional effected on December 18, 2001 and September 26, 2002.  In that regard, on March 25, 2004, First Regional issued $7,500,000 of Floating Rate Junior Subordinated Deferrable Interest Debentures to First Regional Statutory Trust III, which simultaneously issued Cumulative Preferred Capital Securities in private placement transactions.  Holders of the trust preferred securities will be entitled to receive cumulative cash distributions, accumulating from the original date of issuance, and payable quarterly in arrears of each year at a floating interest rate starting at an annual rate equal to three-month LIBOR plus 2.79%.  The indenture governing the Floating Rate Junior Subordinated Deferrable Interest Debentures and a guarantee agreement that First Regional entered into in connection with the trust preferred securities are included as Exhibits 4.2 and 10.1 hereto, respectively.

First Regional intends to invest the majority of the net proceeds from these transactions in First Regional’s subsidiary, First Regional Bank, to support its continued growth.  The remaining proceeds will be used for general corporate purposes in the effort to continue to promote the future growth of First Regional.  A press release announcing the transactions is included as Exhibit 99.1 hereto.

In connection with our offering of 583,465 shares of common stock, First Regional disclosed certain information to persons who have agreed to maintain the confidentiality of the disclosed information until the information becomes otherwise publicly available.  In that regard, First Regional agreed to disclose such information in a Current Report on Form 8-K to make it publicly available, as provided hereby.

EARNINGS GUIDANCE

In 2003, the Company reported consolidated net income of $4,615,000.  The Company estimates that its consolidated net income for 2004 will range between a low estimate of $7,550,000 and a high estimate of $7,850,000.  Historically, the Company has not provided earnings guidance on anticipated future results or any other form of projections to investors, and the Company may not provide such guidance in the future and will not be obligated to update this information if its estimates change after the date hereof.

Earnings Per Share Analysis

The calculation of actual earnings per share for 2003 and estimates for 2004 are presented in the table, below.

	Year Ended			Year Ended
	December 31, 2003 (Actual)			December 31, 2004 (Estimated)
	Net Income (Numerator)	Weighted- Average Shares (Denominator)	Per Share Amount	Low Estimated Net Income (Numerator)		High Estimated Net Income (Numerator)		Weighted-Average Shares (Denominator)		Low Estimated Per Share Amount		High Estimated Per Share Amount
Basic EPS	$4,615,000	2,792,000	$1.65	$7,550,000		$7,850,000		3,308,906	(a)	$2.28	(b)	$2.37	(b)

Effect of Dilutive Securities
Incremental shares from assumed exercise of outstanding options		111,000	$(0.06)					195,579	(c)	$(0.13)		$(0.13)

Shares from assumed conversion of 6% convertible debentures (d)				$531,000 (e	)	$531,000	(e)	545,454	(d)	($0.15)		($0.17)

Diluted EPS
Income available to common shareholders	$4,615,000	2,903,000	$1.59	$8,081,000		$8,381,000		4,049,939		$2.00		$2.07

(a)           Equals the sum of (i) 2,859,351, the number of shares which were outstanding prior to First Regional’s sale of 583,465 shares on March 25, 2004 (not including shares held by First Regional’s employee stock ownership trust), and (ii) 449,555, representing the 583,465 shares sold by First Regional on March 25, 2004, weighted to reflect that such shares will be outstanding for only 282 out of 366 days during 2004, i.e., for the period from March 25, 2004 through December 31, 2004 (583,465 x 282/366 = 449,555).

(b)           Reflects issuance by First Regional of 583,465 shares of common stock on March 25, 2004.  See footnote (a), above.

(c)           First Regional has options to purchase 609,300 shares of common stock outstanding to its directors, officers and employees.  All of such options are currently “in the money,” with exercise prices ranging from $7.25 to $20.79.  Accordingly, this calculation assumes exercise of all options such that all underlying shares are assumed to be outstanding during 2004.  Dilutive effect of such assumed exercise is offset by the assumption, for calculation purposes only, that all proceeds from assumed exercise of options are used to repurchase shares at a price of $29.30, the closing sales price of the common stock on December 31, 2003.

(d)           First Regional has outstanding a total of $15,000,000 of 6% Convertible Subordinated Debentures due 2023.  These debentures are convertible into First Regional common stock at the option of the holders.  The debentures are convertible at a conversion price of $27.50 per share, subject to adjustment, meaning that each $1,000 debenture is convertible into approximately 36.36 shares of First Regional common stock.  If all of the debentures were converted, they would convert into up to 545,454 shares of common stock.  Because the weighted average price of the common stock for 2003 was lower than the conversion price of $27.50, conversion was anti-dilutive for such period and, accordingly, the effect of dilutive securities for 2003 does not reflect any assumed conversion of debentures.

(e)           Reflects after-tax impact of interest payable on debentures during 2004.

MANAGEMENT

The following table discloses compensation received for the three fiscal years ended December 31, 2003 by the named executive officers.

	Annual Compensation
Name and Principal Position	Year	Salary (1)	Bonus	Other Annual Compensation (2)	All Other Compensation
Jack A. Sweeney
Chairman of the Board and	2003	$492,391	$180,000	N/A	$63,098	(3)
Chief Executive Officer	2002	$366,833	$50,000	N/A	$60,352	(3)
of the Company and the Bank	2001	$352,750	$120,000	N/A	$30,234	(3)

H. Anthony Gartshore	2003	$273,315	$150,000	N/A	N/A
President of the Company	2002	$239,193	$40,000	N/A	N/A
and the Bank	2001	$213,829	$90,000	N/A	N/A

Thomas E. McCullough	2003	$217,584	$120,000	N/A	N/A
Corporate Secretary of the Company;	2002	$190,399	$30,000	N/A	N/A
Executive Vice President and	2001	$179,575	$80,000	N/A	N/A
Chief Operating Officer of the Bank

(1)  These figures include First Regional’s matching contributions to First Regional’s 401(k) Plan, its matching contribution to its Income Deferral Plan, and the fair market value of the shares of First Regional common stock allocated pursuant to its Employee Stock Ownership plan based upon the closing price of First Regional’s common stock at the time the allocation was made.

(2)  The bank furnishes and plans to continue to furnish to certain officers the use of Bank-owned automobiles which are used primarily for Bank business purposes.  The Bank has provided and plans to continue to provide certain of its officers with specified life and medical insurance benefits.  Since portions of the automobile expenses and insurance premiums attributable to personal use are not believed to exceed $50,000 or ten percent (10%) of the compensation reported in the table per individual, such amounts have not been included in the foregoing figures.

(3)  Income attributed to the economic value of that portion of two life insurance policies which benefit a life insurance trust established by Mr. Sweeney.  Of these amounts, Mr. Sweeney’s life insurance trust reimbursed First Regional $37,200 for 2003, $33,610 for 2002 and $16,700 for 2001.

Forward Looking Statements

This Form 8-K includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  All statements, other than statements of historical fact, included herein may constitute forward-looking statements.  Although First Regional believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct.  Important factors that could cause actual results to differ materially from First Regional’s expectations include fluctuations in interest rates, inflation, government regulations, and economic conditions and competition in the geographic and business areas in which First Regional conducts its operations.

Limitation of Incorporation by Reference

In accordance with general instruction B.2 of Form 8-K, the information in this report furnished pursuant to Item 9 shall not be deemed to be “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liability of that section.  First Regional does not intend for this Item 9 or Exhibit 99.1 to be incorporated by reference into filings under the Securities Exchange Act of 1934.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 31, 2004

FIRST REGIONAL BANCORP

	By:	/s/ Thomas E. McCullough
Thomas E. McCullough
Corporate Secretary

Exhibit Index

4.1	Registration Rights Agreement, dated March 25, 2004, between First Regional Bancorp and each party that purchased shares of First Regional’s common stock in its private placement of March 25, 2004

4.2

Indenture governing First Regional Bancorp’s Floating Rate Junior Subordinated Deferrable Interest Debentures Due 2034, dated as of March 17, 2004, between First Regional Bancorp, as issuer, and U.S. Bank National Association, as debenture trustee

4.3	Form of Floating Rate Junior Subordinated Deferrable Interest Debenture Due 2034 (incorporated by reference to Exhibit A to the indenture included as Exhibit 4.2, above)

10.1	Guarantee Agreement, dated as of March 17, 2004, by and between First Regional Bancorp, as guarantor, and U.S. Bank National Association, as guarantee trustee

99.1	Press Release of First Regional Bancorp, dated March 25, 2004